Exhibit 10.8

July 20, 2017

Amendment to Series A Preferred Share Purchase Agreement

Reference is made to the Series A Preferred Share Purchase Agreement, dated as of January 29, 2014 and between Entera Bio Ltd. (the “Company”) and Centillion Fund (the “Investor”), as amended on June 18, 2014, January 21, 2015 and November 2015 (as amended, the “Agreement”). Any capitalized terms used but not defined herein shall have such meaning provided to them in the Agreement.

The parties hereby agree that notwithstanding anything to the contrary, and in accordance with Section 10.4 of the Agreement, the terms of the Agreement are hereby amended as follows:

1)	The last date for the consummation of the second Milestone Event is hereby extended to July 20, 2019 (the “Cut-Off Date”).

2)	Notwithstanding anything to the contrary, it is hereby agreed that effective as of the occurrence of the second Milestone Event and until the Cut-Off Date, the Investor shall have the option, at its sole discretion, to invest any or all of the Milestone Investment Amount. For the avoidance of doubt, such investment shall not be mandatory.

3)	Schedule 1.2(a) of the Agreement is hereby amended so that the second Milestone Event shall be deemed to include any transaction pursuant to which the Company’s shares will be listed for trading on the NASDAQ.

Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement, as amended, are hereby ratified and confirmed and shall remain in full force and effect. The Agreement, as amended, and this Amendment shall be read and construed together as a single agreement.

[Signature page to follow]

In witness whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives, all as of the date first written above.

COMPANY:

ENTERA BIO LTD.

By:	/s/ Phillip Schwartz

Name:	Phillip Schwartz

Title:	CEO

INVESTOR

CENTILLION FUND

By:	/s/ Sean Ellis

Name:	Sean Ellis

Title:	C/O

[Signature Page / Amendment to Series A Preferred Share Purchase Agreement]